UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2010

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On November 23, 2010, Martek Biosciences Corporation ("Martek") closed its previously announced sale of a significant portion of the assets at its Winchester, Kentucky, manufacturing site to Alltech, Inc., an animal health company headquartered in Nicholasville, Kentucky ("Alltech"). As previously disclosed in the Company’s Current Report on Form 8-K filed on September 28, 2010 (the "Original 8-K"), the assets to be sold include a majority of the land and buildings at the Winchester site as well as certain equipment therein, including all of the production-scale fermentation and recovery equipment. The sale is consistent with Martek’s previously announced plans to restructure its Winchester, Kentucky, manufacturing facilities in an effort to streamline operations, improve capacity utilization, and reduce manufacturing costs and operating expenses. Under the terms of the sale agreement, Alltech will pay Martek a total of approximately $14 million over the next four calendar years for the assets to be acquired. Additional information on the sale is available in the Original 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

November 24, 2010	By:	/s/ Peter L. Buzy

Name: Peter L. Buzy
Title: Chief Financial Officer, Treasurer and Executive Vice President for Finance and Administration